MANAGEMENT AGREEMENT

This Management Agreement ("Agreement") is made on the 6th day of September, 2013 (“Effective Date”) between HVW HOLDINGS LLC (the “Management”), a Connecticut limited liability company, with principal offices at 44 Strawberry Hill Avenue, Stamford, CT 06902,  and Sharp Performance, Inc. (the “Company”) a Nevada corporation, with principal offices at 12 Fox Run, Sherman CT 06874.

WHEREAS,

Management principals have experience in asset management, loan origination, real estate valuation, project management, financing, and other matters relating to the general business and operating affairs of the Company;

The Company desires to retain Management to provide a variety of financial, business consulting and advisory services, and Management is willing to provide such services pursuant to the terms of this agreement.

In consideration of the terms of this Agreement the Company and Management agree as follows:

ARTICLE 1
ENGAGEMENT

1.1

The Company hereby engages and retains Management under the terms of this agreement to render certain business, financial and advisory services to the Company for a period of three years from the date hereof (the “Term”).

Management is hereby engaged and retained by the Company to provide, as and when requested by the Company, amongst other things;

1.

Financial management services; asset management, loan origination, real estate valuation, project management and acquisition.

2.

Business management services – including general business management; coordinating functions with auditors and legal counsel; interfacing with shareholders abreast of current developments at the Company.

The services to be rendered by Management to the Company shall under no circumstances include the following:  (i) any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities requiring Management to be registered as a broker-dealer under the Securities Act of 1934.

ARTICLE 2
COMPENSATION

2.1.

In consideration of Management's services under this Agreement, Management shall be entitled to the following compensation:

(a)

As per the terms of the Securities Purchase Agreement entered into between Management and the Company of even date herewith, Management shall receive 308,166 restricted shares of Company’s common stock and 32,300 shares of Series A preferred stock.

(b)

Management Fee

A management fee, calculated at an annual rate of 2% of the average gross assets of the Company which are being supervised by Management, payable each calendar quarter.

(c )

Incentive Fee

The incentive fee shall equal 20% of the amount of the Company’s net income derived via the services of Management during the term of this Agreement. The fee on income shall be determined and payable in arrears as of the end of each calendar quarter.  Net income derived via the services of Management is defined as interest income, rental income and any other income accrued during the calendar quarter, minus our operating expenses for the quarter, including the management fee, expenses payable, any interest expense and dividends paid on any issued and outstanding preferred stock, any reimbursement by Management of expense support payments, and (iv) any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

Management may elect to defer all or a portion of the fees that would otherwise be paid to them in their sole discretion. Any portion of a fee not taken as to any month, quarter or year will be deferred without interest and may be taken in any such other month prior to the occurrence of a liquidity event as Management may determine in their sole discretion.

Indemnification of Management

 Management and its officers, directors, and control persons are entitled to indemnification for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by them in or by reason of any pending, threatened or completed action, suit, investigation or other proceedings arising out of or otherwise based on the performance of any of Management’s duties or obligations under this Agreement or (i) to the extent such damages, liabilities, cost and expenses (A) are not fully reimbursed by insurance and (B) do not arise by reason of willful misfeasance, bad faith, or gross negligence in Management’s performance of such duties or obligations, or Management’s reckless disregard of such duties or obligations, and (ii) otherwise to the fullest extent such indemnification is consistent with the provisions of the Company’s articles of incorporation, and other applicable law.

ARTICLE 3
MISCELLANEOUS

3.1.

Confidential Information and Other Restrictions.  Either during or after the term of this Agreement, Management agrees not to communicate, disclose, or utilize to Management’s own benefit or the benefit of any other entity or persons, any techniques, plans, designs, programs, customer information or other information not in the public domain pertaining to the business or affairs of the Company or of any of its affiliates.  Information shall not be considered to be in the public domain if revealed or disclosed in contravention of this Agreement or the agreements made between the Company and other parties except in accordance with the company’s privacy notice provisions and in furtherance of the business of the Company.  Upon termination of this Agreement the Management agrees to immediately surrender to the Company all original documentation, software, or computer systems programs, and copies any other documents and material received while retained under this Agreement.  Management shall not retain or deliver to any other entity or person any of the foregoing or a summary or memorandum thereof.

3.2.

Reserved.

3.3.

Termination.  This Agreement may be terminated by either party; (i) upon giving ninety (90) days written notice to the other party; provided however, that if the Company terminates this Agreement by written notice, the Company shall remain obligated to pay the Management Fee through the end of the Term, or (ii) for Cause at any time with no written notice and the Company shall not be obligated to pay the Management Fee or Incentive Fee.  For purposes of  this Agreement, “Cause” means the occurrence of any of the following events: (i) willful and continued failure (other than such failure resulting from personnel’s  incapacity during physical or mental illness) by the Management to substantially perform duties with the Company; (ii) conduct by the Management or its personnel that amounts to willful misconduct or gross negligence; (iii) any act by Management or its personnel of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company; (iv) commission by Management of a felony or any other crime involving dishonesty; or (v) a material breach of the Agreement by the either the Company or the Management.

3.4.

This Agreement, and the Securities Purchase Agreement, constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be amended or modified except by an instrument in writing signed by the party to be bound hereby.

3.5.

All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement (collectively, the "Notices") shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto identified above (or to such other addresses as either of the parties hereto shall specify by notice given in accordance with this provision).  All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

3.6.

Neither party hereto may assign this Agreement or its or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto

3.7.

This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof.

3.8.

If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

3.9.

This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement of the day and year first above written.

HVW HOLDINGS LLC

By:________________________________

_______________

Manager

SHARP PERFORMANCE, INC.

By:________________________________

Chief Executive Officer